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                                                                   EXHIBIT 10.12

Prepared by:
DONALD E. JACKSON
P. O. Box 167
Amarillo, Texas 79105-0167

                                PROMISSORY NOTE

$1,058,900.00                                                      June 11, 1994

         FOR VALUE RECEIVED, the undersigned, UIRT-W-MCMINN, INC., A TENNESSEE CORPORATION, whose mailing address is 5847 SAN FELIPE, SUITE #850, HOUSTON, TEXAS 77057, promises to pay to the order of CONSECO MORTGAGE CAPITAL, INC., A DELAWARE CORPORATION, or its assigns, at its principal office located at 205 East Tenth Street, Amarillo, Potter County, Texas, or at such other place as may be designated in writing by the holder of this Note, the principal sum of ONE MILLION FIFTY EIGHT THOUSAND NINE HUNDRED AND NO/100 DOLLARS ($1,058,900.00), in lawful money of the United States of America which shall be legal tender in payment of all debts and dues both public and private at the time of payment, and to pay interest on the advanced balance owing thereon from the date of advancement until maturity at the rate of seven and five-eighths percent (7.625%) per annum, payable monthly, in arrears. The interest will be calculated on the basis of the actual number of days elapsed but computed as if each year consisted of 360 days. Said Note is payable as follows:

         The principal and interest shall be payable in 101 consecutive monthly installments of $14,237.93 each, due and payable on the first day of each and every calendar month hereafter, beginning on July 1, 1994, until paid in full, notwithstanding anything to the contrary contained herein, all monies not previously paid in accordance with the terms and provisions hereof shall be due and payable on NOVEMBER 1, 2002. Installments as paid monthly to be applied first in satisfaction of all interest due hereon, at the rate herein stated; and, second, to the principal hereof.

         The July 1, 1994, payment will be reduced by an amount equal to $224.28 times the number of days that elapse from June 1, 1994, up to, but not including, the date of funding. All other payments will be in the amount of $14,237.93.

         No privilege is reserved to prepay this Note, either in whole or in part, except as follows:

         This Note cannot be prepaid in full or in part during the first five
(5) years. The right is reserved in the Makers hereof to prepay this Note in full or in part on any principal paying date,

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commencing with the 6th year, by paying a premium on the then outstanding principal balance prepaid as follows: during the 6th loan year at 5% and reducing 1% per annum thereafter to a minimum of 2%, which percentage will remain applicable until 120 days prior to the maturity of this Note. The prepayment penalty will not apply to any payment made out of insurance or condemnation proceeds, nor to a required prepayment pursuant to the proceeding paragraph.

         All past due principal and interest of this Note shall bear interest from maturity at the rate of 18% per annum.

         The holder of this Note may collect a late charge not to exceed an amount equal to 4% of that portion of the monthly installment which is not paid within fifteen (15) days from the due date thereof for the purpose of covering the extra expenses involved in handling delinquent installments.

         In the event there is a default in the payment of principal or interest or of any installment due hereunder; or default in the performance or observance of any obligation, term, covenant, agreement or condition contained in the Note or the Deed of Trust, or any instrument now or hereafter evidencing or securing the payment of this Note, either in whole or in part, or if the Makers hereof should become insolvent, admit in writing an inability to pay debts as they mature, make an assignment for the benefit of creditors, commit an act of bankruptcy, file a petition in bankruptcy, be adjudicated bankrupt or insolvent, petition or apply to any court or tribunal for any receiver or trustee of the Makers to be appointed by any court or tribunal, such shall be deemed to be an event of default, and should any such event of default listed hereinabove in this paragraph continue uncorrected for a period of thirty (30) days after written notice to Makers of such default then, and in any such event, at the option of the holder hereof, this Note shall immediately become due, payable and collectible, regardless of the date of maturity hereof, and forthwith, without demand, notice of nonpayment, presentment, protest, notice of dishonor, or any further action of any kind or nature, all of which are expressly waived by the Makers hereof, and all endorsers, sureties, guarantors and all other person who may become liable for all or any part of this obligation, the holder hereof shall have the right to exercise any remedies provided for by the State of Texas, and in the state in which the lands securing payment of this Note is located. Written notice to Maker shall be deemed to be given on the earlier of the second business day following the date notice is deposited in the United States Mail by certified or registered mail, return receipt requested, with proper amounts of postage affixed thereto, the day following the date on which the





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notice is delivered to a nationally recognized overnight courier (Federal
Express, United Parcel Service, or a similar courier), or the date on which the notice is actually received. If the notice is delivered by electronic transmission, the cure period commences upon the date the notice is delivered. All notices will be addressed to the Maker hereof, UIRT-W-MCMINN, INC., at 5847 San Felipe, Suite #850, Houston, Texas 77057, or at such other address or addresses as the Maker hereof may designate in writing to the holder hereof. Provided, further, no delay or failure by holder hereof in exercising any of its rights or remedies hereunder shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any default hereunder. If the event of default is such that it cannot be cured within the thirty (30) day period, the Noteholder shall not have the privilege of accelerating the maturity hereof if Maker, or its successor, takes action within the thirty (30) day period to start to cure the event of default and proceeds diligently and without interruption until the event of default is fully cured. If, after commencing to cure the default Maker ceases its efforts to cure, Noteholder hereof may at that time exercise all of the remedies available to it.

         In the further event there is a default under the terms of this Note, the Deed of Trust and Security Agreement or any other document securing payment of this Note, and as a result of such default, the holder hereof accelerates the maturity of the indebtedness and if as a result of the acceleration the Makers hereof or any person acting on behalf of or in concert with the Makers hereof pays the Note in full or in part prior to its regularly scheduled maturity dates or in the event the Note holder forecloses its lien upon the property securing payment hereof, such payment made to the Note holder, either by the Makers or some person, persons or corporation acting for and on behalf of or in concert with the Makers hereof or by virtue of any foreclosure of the lien securing payment of this Note shall be treated as a voluntary prepayment and as such all unpaid balances paid before its regularly scheduled due date as set forth in this Note shall be subject to a prepayment penalty equal to the difference, if any, between the interest which would have accrued under this Note and interest which would accrue at the rate of interest then being charged by payee on loans in the amount then due hereunder, having a term equal to the remaining term of this Note. In no event shall any amount paid as a prepayment penalty ever be considered to be interest but shall be considered to be a separate contractual payment made for the privilege of prepaying the Note prior to its scheduled maturity date. Notwithstanding anything to the contrary, this paragraph shall never be deemed to expand or grant to the Maker hereof of any successor or assign of the Maker hereof the right or privilege of prepaying the Note unless the same is otherwise





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specifically granted or reserved in this document. After the expiration of five
(5) years the prepayment penalty set forth on Page 1 hereof will apply.

         If, and as often as this Note is placed in the hands of an attorney for collection after the same shall for any reason become due, or if collected by legal procedures or through the probate or bankruptcy courts, or under foreclosure or legal proceedings under the Deed of Trust, or any other instrument now or hereafter securing this payment of this Note, Makers hereof agree to pay to the holder hereof a reasonable attorney's fee, together with all court costs and other expenses paid by such holder which shall be collected as part of the principal hereof.

         The undersigned Makers hereof expressly agree to remain and continue bound for the payment of the principal and interest provided for by the terms of this Note, notwithstanding any extension or extensions of the time of or for the payment of said principal and/or interest, or any change or changes by way of release, exchange or surrender of any collateral and/or real estate held as security for this Note, and waives all and every kind of notice of such extension or extensions, change or changes, and agrees that the same may be made without the joinder of the undersigned Makers.

         All Makers, endorsers, sureties and guarantors hereof, as well as all persons to become liable on this Note, hereby jointly and severally waive demand or presentment for the payment of this Note, notice of nonpayment (except as set forth above), protest, notice of protest, suit, diligence or any other action of defense on account of the extension of time of payment or change in the method of payment of this Note, and consent to any and all renewals and extensions of the time of payment hereof.

         The records of the holder of this Note shall be prima facie evidence of the amount owing on this Note, subject to evidence of payment by the Makers hereof.

         If for any reason the interest imposed upon monies owing under the terms of this Note should be in excess of the amount allowed by law, then such excess monies shall not be deemed to be usurious, or interest, and shall be applied toward the reduction of principal to the extent principal monies are owed, and any excess over and above principal monies owed shall be refunded to borrower.

         The loan evidenced by this Promissory Note was negotiated in the State of Texas and it is understood and agreed by the Makers hereof that the laws of the State of Texas will apply to this Note





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and to the loan in all respects, except the laws of the State of Tennessee will control and govern any foreclosure of the lien.

         Payment of this Note is secured by a Deed of Trust and Security Agreement on properties in the County of McMinn, State of Tennessee described on the Exhibit "A" attached hereto. Payment is also secured by an Assignment of Leases, Assignment of Rents, and a Financing Statement, all of which are executed by the Makers hereof.

         Notwithstanding anything to the contrary contained herein, the liability of the Makers under this Note shall be enforceable only out of the Deed of Trust and Security Agreement, and any other collateral for this Note now or hereafter mortgaged, pledged or assigned in writing by the Makers to the holder of this Note. The holder of this Note by accepting this Note agrees that it will look solely to the Property and the rents, issues, and profits therefrom for the payment of the indebtedness secured hereby, and all other amounts required to be paid under the terms of the Loan Documents and any other document executed in connection herewith and not to Maker, the partners of Maker, or the officers, directors, or shareholders of Maker, except as provided herein. The holder of this Note further agrees that in connection with any action to foreclose or enforce any provisions of the Loan Documents or any other document executed in connection herewith, the holder hereof will not seek any deficiency judgment against Maker or the partners of Maker, or the officers, directors, or shareholders of Maker; provided, however, that nothing in this paragraph shall be, or be deemed to be, a release or impairment of said indebtedness or the lien created by the Deed of Trust upon the Property or preclude the holder hereof from suing upon this Note and foreclosing the Deed of trust in case of any default or defaults hereunder or under the Deed of Trust or from enforcing any of its rights, including any remedy of injunctive or other equitable relief provided; the lien of any judgment against the Makers in any proceeding instituted on, under, or in connection with this Note or said Deed of Trust, or both, shall not extend to any property now or hereafter owned by Makers or any partners of Makers other than the Property, and any other security specifically assigned or pledged for the payment of this Note; and provided further, however, Maker hereof and any partner of Maker shall be and shall remain personally liable for the following:

         (a) all loss, damage, cost, and expense, including, without limitation, attorneys' fees, suffered by Noteholder as a result of a breach of Maker's warranties and representations of this Note or as a result of the intentional or negligent waste of the Property;





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         (b)     all rents, revenues, issues, and profits from the Property received during the period of any default under this Note or after acceleration of the indebtedness and other sums owing under the note and the Deed of Trust; and not applied to payment of the Note or other sums due under the Loan Documents or to the payment of the normal operating expenses of the Property;

         (c) all rents from the Property collected more than one (1) month in advance which are not earned at the time of the occurrence of any event of default under the Deed of Trust; and which are not applied to the payment of the Note or other sums due under the Loan Documents or to the payment of normal operating expenses of the Property;

         (d) all insurance proceeds and condemnation awards in respect of the Property which are not applied in accordance with the provisions of the Deed of Trust;

         (e) any and all of Noteholder/Mortgagee's costs, losses, expenses, damages, or liabilities, including, without limitation, all reasonable attorneys' fees, directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence on, under or about the Property of any materials, waste, or substances defined or classified as hazardous or toxic under federal, state or local laws or regulations.

                                        UIRT-W-MCMINN, INC.,
                                        a Tennessee Corporation



                                        By:/s/ Kenneth A. McGaw
                                           ------------------------------------
                                               Kenneth A. McGaw, President






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                                  EXHIBIT "A"
                 TO INSTRUMENTS DATED JUNE 11, 1994 EXECUTED BY
                              UIRT-W-MCMINN, INC.,
                      A TENNESSEE CORPORATION IN FAVOR OF
                        CONSECO MORTGAGE CAPITAL, INC.,
                             A DELAWARE CORPORATION


         SITUATED in District No. One (1) of McMinn County, Tennessee, within the corporate limits of the City of Athens, Tennessee, and being known and designated as the Wal-Mart Tax Lease Area as shown on the plat of record in Cabinet B, Slide 92, in the McMinn County Register's Office, and being more fully described as follows:

         BEGINNING at an iron pin in the South line of Decatur Pike, said iron pin being located 482 feet, more or less, in a Northwesterly direction from the point of intersection of the South line of Decatur Pike and the West line of Old Riceville Road; thence from said point of BEGINNING leaving Decatur Pike,
S.00 26'E., 116.50 feet to an iron pin corner to Pounders; thence S.44 08'E.,
156.30 feet to an iron pin in the line of Family Dollar; thence with said line,
S.00 26'E., 49.30 feet to an iron pin; thence continuing with said fine; S.33 11'E., 79.40 feet to an iron pin in the line of Old Riceville Road; thence with the line of Old Riceville Road, S.45 52'W., 416.33 feet to a point; thence leaving Old Riceville Road, a severance line, N.44 02'W., 273.24 feet to a point; thence N.45 58'E., 4.67 feet to a point; thence N.43 35'W., 188.30 feet to a point in the line of Davidson; thence with said line, N.43 39'E., 26.55 feet to an iron pin; thence N.32 23'E., 327.00 feet to an iron pin in the South line of Decatur Pike; thence with the South line of Decatur Pike, N.89 23'E.,
268.20 feet to the point of BEGINNING.

         The foregoing description was prepared from the survey of Richard E. LeMay, R.L.S. No. 769. The Surveyor's address is 1508 Coleman Road, Knoxville, Tennessee, 37909.

         BEING part of the same property conveyed to Horne Properties I, Ltd. by Deeds dated July 27, 1982, of record in Deed Book 9-H, Page 450, Deed Book 9-H, Page 452, Deed Book 9-H, Page 454, and Deed Book 9-H, Page 448, all in the McMinn County Register's Office.

         TOGETHER with easements established pursuant to Declaration of Easements, Covenants and Restrictions recorded in Deed Book _____, Page _____, in the McMinn County Register's Office.





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